Exhibit 99.1

T2 Biosystems Reports First Quarter 2019 Financial Results and Provides Corporate Update

Exceeds Q1 Guidance with Delivery of $1.8 Million in Revenue and 11 New Instrument Contracts

Confirms 2019 Guidance of a Doubling of Revenue and Securing 70 – 80 T2Dx Instrument Contracts

LEXINGTON, Mass., May 2, 2019 (GLOBE NEWSWIRE) — T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the development and commercialization of innovative medical diagnostic products for critical unmet needs in healthcare, announced today the operating highlights and financial results for the first quarter ended March 31, 2019.

First Quarter and Recent Business and Financial Performance Highlights:

•	Reported first quarter total revenue of $1.8 million.

•	Exceeded the high end of first quarter revenue guidance by 20%.

•

Reported first quarter product revenue of $1.3 million, up 30% year-over-year, reflecting an increase in testing volume and stable capital sales as more new customers selected the reagent rental model.

•	Exceeded guidance with 11 T2Dx® Instruments contracted in the first quarter, ahead of guidance of 8 to 10 instruments contracted and compared to 5 instruments in the first quarter of 2018.

•	First T2Bacteria® Panel U.S. customers began testing patients at risk of sepsis related blood stream infections during the first quarter.

•	Received breakthrough device designation for the T2Resistance™ Panel, remaining on track for availability in Europe through CE Mark and as a research-use-only product in the U.S. in 2019.

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T2Bacteria®, T2Candida® and T2Resistance™ panels featured in integrated symposium and scientific presentations at the European Congress of Clinical Microbiology & Infectious Diseases (ECCMID) in April.

“We delivered a strong start to 2019 with revenue and new system contracts that surpassed our guidance,” said John McDonough, president and chief executive officer. “Our commercial team is building momentum with ongoing and new customers alike, and we are pleased to be engaging on a more regular basis with motivated institutions that understand T2Bacteria® Panels’ unique value proposition and potential to improve clinical outcomes. During the quarter we also helped several of the first T2Bacteria® Panel customers in the U.S. complete their training and validation process and begin testing patients. We are pleased with the initial feedback and testing volumes and look forward to bringing more customers online in growing numbers throughout the coming quarters.”

Additional Financial Results:

•	Research and grant contribution revenues were $0.5 million in the first quarter, compared to $1.3 million in last year’s first quarter.

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Costs and expenses in the first quarter, excluding cost of product revenue, were $11.0 million, compared to last year’s first quarter costs and expenses of $10.5 million. Total costs and expenses include depreciation and non-cash stock compensation of $2.6 million compared to $2.0 million in last year’s first quarter, an increase primarily due to the vesting of performance-based restricted stock units.

•	Operating margin in the first quarter was a loss of $13.6 million, compared to last year’s first quarter operating loss of $11.4 million.

Weighted average shares outstanding were 44.3 million for the first quarter, compared to 36.0 million in the same period last year.

Guidance:

The company is reiterating its full year 2019 financial guidance and providing second quarter 2019 financial guidance as follows:

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Total revenue is expected to double in 2019 compared to $10.5 million in 2018, including product revenue growth of over 100%. Second quarter 2019 total revenue is expected to be in the range of $1.8 million to $2.1. Second quarter product revenue is expected to be in the range of $1.5 million to $1.8 million, reflecting continuing adoption of T2Bacteria® and T2Candida® Panel test sales and expanding T2Dx® Instruments reagent rentals and sales in the U.S. and internationally.

•	The company expects to secure contracts of 70 to 80 T2Dx® Instruments in 2019, including 12 to 14 contracts in the second quarter 2019.

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Operating expenses, excluding cost of product revenue, are expected to be $10.5 million to $11.5 million in the second quarter 2019. Total costs and expenses will include non-cash depreciation and stock-based compensation expenses of approximately $3.0 million.

Conference Call

Management will host a conference call today with the investment community at 4:30 p.m. Eastern Time to discuss the financial results and other business developments. Interested parties may access the live call via telephone by dialing 1-855-327-6838 (U.S.) or 1-631-891-4304 (International). To listen to the live call via T2 Biosystems’ website, go to www.t2biosystems.com, in the Investors/Events & Presentations section. A webcast replay of the call will be available following the conclusion of the call, also in the Investors/Events & Presentations section of the website.

About T2 Biosystems:

T2 Biosystems, a leader in the development and commercialization of innovative medical diagnostic products for critical unmet needs in healthcare, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, and T2Bacteria® Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including products for the detection of additional species and antibiotic resistance markers of sepsis pathogens, and tests for Lyme disease.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding additional patients, timing of testing patients, anticipated product benefits, strategic priorities, product expansion or opportunities, growth expectations or targets, timing of FDA filings or clearances and anticipated operating expenses, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission, or SEC, on March 14, 2019, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Zack Kubow, W2O Group

zkubow@w2ogroup.com

415-658-6436

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Product revenue	$1,314	$1,048
Research revenue	142	1,263
Grant contribution revenue	329	—

Total revenue	1,785	2,311
Costs and expenses:
Cost of product revenue	4,388	3,273
Research and development	3,901	4,718
Selling, general and administrative	7,055	5,755

Total costs and expenses	15,344	13,746

Loss from operations	(13,559)	(11,435)
Interest expense, net	(1,782)	(1,568)
Other income, net	194	90

Net loss and comprehensive loss	$(15,147)	$(12,913)

Net loss per share — basic and diluted	$(0.34)	$(0.36)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	44,282,345	35,978,306

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$37,400	$50,805
Accounts receivable	1,773	1,786
Prepaid expenses and other current assets	1,741	1,340
Inventories	2,664	2,677

Total current assets	43,578	56,608
Property and equipment, net	7,128	7,315
Operating lease assets	4,463	—
Restricted cash	180	180
Other assets	206	206

Total assets	$55,555	$64,309

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$618	$744
Accrued expenses and other current liabilities	7,784	6,073
Derivative liability	2,225	2,142
Notes payable	42,450	42,373
Deferred revenue	658	697
Current portion of lease incentives	—	268

Total current liabilities	53,735	52,297
Lease incentives, net of current portion	—	492
Operating lease liabilities, net of current portion	3,259	—
Deferred revenue, net of current portion	141	133
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 44,339,243 and 44,175,441 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	44	44
Additional paid-in capital	330,694	328,514
Accumulated deficit	(332,318)	(317,171)

Total stockholders’ (deficit) equity	(1,580)	11,387

Total liabilities and stockholders’ equity	$55,555	$64,309